SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, For Use of the Commission Only(as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

JOHN HANCOCK FINANCIAL SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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Filed by John Hancock Financial Services, Inc.

Pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: John Hancock Financial Services, Inc.

Commission File No.: 1-15607

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of Manulife Financial Corporation’s and John Hancock Financial Services, Inc.’s operations and financial results, the markets for Manulife’s and John Hancock’s products, the future development of Manulife’s and John Hancock’s business, and the contingencies and uncertainties to which Manulife and John Hancock may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on Manulife and John Hancock may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in Manulife’s most recent Annual Report on Form 40-F for the year ended December 31, 2002, John Hancock’s most recent Annual Report on Form 10-K for the year ended December 31, 2002 and John Hancock’s quarterly reports on Form 10-Q and other documents filed by Manulife and John Hancock with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other government regulation; losses relating to our investment portfolio; volatility in net income due to regulatory changes in accounting rules, including changes to GAAP, CGAAP and statutory accounting; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of John Hancock’s and Manulife’s customers and policyholders to the transaction; the ability to promptly and effectively integrate the businesses of John Hancock and Manulife; diversion of management time on merger-related issues; and increased exposure to exchange rate fluctuations.

Neither Manulife Financial Corporation nor John Hancock Financial Services, Inc. undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife will be filing a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of John Hancock and John Hancock will be filing a proxy statement for its stockholders, and each will be filing other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the proxy statement/prospectus regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s Web site, www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

Manulife Financial Corporation, John Hancock Financial Services, Inc. and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding John Hancock Financial Services, Inc.’s directors and executive officers is available in John Hancock Financial Services, Inc.’s proxy statement for its 2003 annual meeting of stockholders, which was filed with the SEC on March 20, 2003, and information regarding Manulife Financial Corporation’s directors and executive officers is available in Manulife Financial Corporation’s annual report on Form 40-F for the year ended December 31, 2002 and its notice of annual meeting and proxy circular for its 2003 annual meeting, which was filed with the SEC on March 31, 2003. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

On October 2, 2003, John Hancock Financial Services, Inc. (“John Hancock”) posted the following summary of David D’Alessandro’s presentation on September 30, 2003 to John Hancock employees on the corporate home page of its intranet. David D’Alessandro is the Chairman and Chief Executive Officer of John Hancock.

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David D’Alessandro:  Merger Exceptional Fit,

Right Combination for Growth

CEO asks associates to “remain focused and keep the business moving forward” during merger approval process

John Hancock Chairman and Chief Executive Officer David D’Alessandro emphasized why the merger of John Hancock and Manulife Financial Corp. is an exceptional fit, addressing a crowd of nearly 2,000 Hancock employees Tuesday at a special Company Forum at the Wang Theater.

During the presentation, D’Alessandro explained how the merger will bring together two exceptionally strong companies into a leading global entity through:

•	Complementary product and distribution synergies
•	Improved efficiencies with expense savings and increased scale, allowing for operational costs to be spread over a larger business base
•	The use of two outstanding brand names to market to customers in the U.S., Canada and abroad
•	An improved investment risk profile and greater diversification of earnings by product and geographic balance

Why Manulife?

A merger with Manulife, the leading Canadian insurer, operating in 15 countries, presents an exceptional opportunity, said D’Alessandro, adding, “We have some goals that match very, very well,” and that the merger “allows us to grow faster and be bigger and stronger.”

While Hancock already has strength in several areas, including a balanced mix of business; broad distribution; balanced, competitive product offerings; a powerful brand; efficient cost structure and a strong management team, this strategic merger with the right partner will help the company achieve key strategic goals, he explained.

The merger will also strengthen our ratings and capital position, increase capacity for growth, generate significant expense savings, leverage our brand, and broaden our international reach for long-term growth — all beneficial to shareholders, employees and the community, he noted.

In addition to the common goals of expanding scale of operations and expanding the distribution network, the merger will meet John Hancock’s goals of diversifying earnings, rebalancing its risk portfolio and building in growth markets. It will meet Manulife’s goals of building leadership in the U.S., Canada and Asia; developing U.S. brand awareness and diversifying its product portfolio.

A merger will also address certain product and distribution deficiencies of both companies. For example, Manulife does not have a career agency sales force or a mutual fund portfolio. Hancock will gain channel strength with Manulife’s insurance brokerage and broker/dealer variable annuity businesses.

Gaining Scale

D’Alessandro emphasized the importance of scale. “You can’t grow without scale. Other institutions in the Boston area such as Baybank waited until they could no longer compete on a scale basis but the worst thing you can do is wait for something to happen to you.” He continued, “Our obligation is to be realistic and proactive.”

The combined John Hancock-Manulife entity will be the second largest life insurance company in North America and the fifth largest in the world, measured by market capitalization. It will also have greater diversification of earnings by product and geographic balance, U.S. life insurance sales, product offerings and assets as compared to today. And, using 2002 sales figures, it will also expand the distribution system to 120,000 people in North America who will be able to sell John Hancock or Manulife products.

The merger will immediately vault the combined companies into a leadership position in core product sales in the U.S. and Canada. For example, based on 2002 sales data, the new company will be first in universal life and small case

401(k) in the U.S., and tied for first in life insurance and group life sales in Canada.

Also important, John Hancock’s risk profile for bond quality – which analysts and rating agencies have commented negatively on in the recent past – will improve. Below investment grade bonds will drop from 11% to 8% of the total portfolio, BBB rated bonds will drop from 44% to 34% and AAA/AA/A rated bonds will rise from 45% to 58%.

D’Alessandro also pointed out that, following news of the merger, all five ratings agencies have affirmed, improved or put on positive watch the ratings of both companies.

What Will the New Company Look Like?

The proposed organization will have Dominic D’Alessandro as president and CEO of Manulife, with an executive committee consisting of David D’Alessandro and Manulife’s Victor Apps (Asia), Donald Guloien (Investments), John Mather (Administration), Trevor Matthews (Japan) and Peter Rubenovitch (CFO).

David D’Alessandro, who will report to Dominic D’Alessandro, will be Chief Operating Officer and Future President (becoming president about a year after the merger is completed). He will oversee North American Operations, heading an executive committee consisting of Jim Benson (Protection US), Wayne Budd (Legal, Human Resources) Manulife’s John DesPrez III (Wealth Management US), Manulife’s Bruce Gordon (Canada), and Tom Moloney (CFO).

The North American operation that will be led by David D’Alessandro accounted for 67% of operating earnings from the sale of protection and wealth management products in the U.S. and Canada, on a pro forma 2002 net income basis.

Value Added Transaction

D’Alessandro pointed out that the stock-for-stock merger transaction that will give JHF stockholders 1.1853 shares of Manulife stock for each share of JHF stock provides a premium based on stock prices prior to announcement.

He noted that since John Hancock’s IPO, $4.8 billion of value has been created, and that the merger – based on September 24 share prices – would add $1.7 billion more of value. For the 600,000 John Hancock policyholders who received shares from the demutualization and continue to hold some 115 million shares (40% of total shares outstanding), that would come to $4.3 billion, based on stock prices prior to announcement.

How Will It Affect Me?

Both John Hancock and Manulife will operate independently until the merger is effective, which is expected to be in about six months.

The merger agreement stipulates that:

 -  North American Operations headquarters will be in Massachusetts;

 -  The majority of John Hancock employment will remain in Boston;

 -  And both the current level of charitable giving and community involvement will continue.

D’Alessandro also noted that total expense reductions are forecast to be about $255 million worldwide over three years, after closing, in Canada and Asia, as well as the U.S. “However, this is not just an expense reduction exercise, “ he emphasized. “Growth is expected to come from product and distribution synergies.”

He concluded, “I would ask that you all have patience, be flexible and remain focused – keeping the business moving forward. We will not succeed without the continued dedication of all associates.”

Forward-Looking Statements

The statements, analyses, and other information contained herein relating to the proposed merger and anticipated synergies, savings and financial and operating performance, including estimates for growth, trends in each of Manulife Financial Corporation’s and John Hancock Financial Services, Inc.’s operations and financial results, the markets for Manulife’s and John Hancock’s products, the future development of Manulife’s and John Hancock’s business, and the contingencies and uncertainties to which Manulife and John Hancock may be subject, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Such statements are made based upon management’s current expectations and beliefs concerning future events and their potential effects on the company.

Future events and their effects on Manulife and John Hancock may not be those anticipated by management. Actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in Manulife’s most recent Annual Report on Form 40-F for the year ended December 31, 2002, John Hancock’s most recent Annual Report on Form 10-K for the year ended December 31, 2002 and John Hancock’s quarterly reports on Form 10-Q and other documents filed by Manulife and John Hancock with the Securities and Exchange Commission (“SEC”). These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other government regulation; losses relating to our investment portfolio; volatility in net income due to regulatory changes in accounting rules, including changes to GAAP, CGAAP and statutory accounting; the ability to achieve the cost savings and synergies contemplated by the proposed merger; the effect of regulatory conditions, if any, imposed by regulatory agencies; the reaction of John Hancock’s and Manulife’s customers and policyholders to the transaction; the ability to promptly and effectively integrate the businesses of John Hancock and Manulife; diversion of management time on merger-related issues; and increased exposure to exchange rate fluctuations.

Neither Manulife Financial Corporation nor John Hancock Financial Services, Inc. undertakes and each specifically disclaims, any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

Important Legal Information

This communication is being made in respect of the proposed merger involving John Hancock Financial Services, Inc. and Manulife Financial Corporation. In connection with the proposed merger, Manulife will be filing a registration statement on Form F-4 containing a proxy statement/prospectus for the stockholders of John Hancock and John Hancock will be filing a proxy statement for its stockholders, and each will be filing other documents regarding the proposed transaction, with the SEC. Before making any voting or investment decision, John Hancock Financial Services, Inc.’s stockholders and investors are urged to read the proxy statement/prospectus regarding the merger and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The registration statement containing the proxy statement/prospectus and other documents will be available free of charge at the SEC’s Web site,

www.sec.gov. Stockholders and investors in John Hancock Financial Services, Inc. or Manulife Financial Corporation will also be able to obtain the proxy statement/prospectus and other documents free of charge by directing their requests to John Hancock Financial Services, Inc. Shareholder Services, c/o EquiServe, L.P., P.O. Box 43015, Providence, RI 02940-3015, (800-333-9231) or to Manulife Financial Corporation Investor Relations, 200 Bloor Street East, NT-7, Toronto, Ontario, M4W 1E5, Canada, (800-795-9767).

Manulife Financial Corporation, John Hancock Financial Services, Inc. and their respective directors and executive officers and other members of management and employees may be deemed to participate in the solicitation of proxies in respect of the proposed transactions. Information regarding John Hancock Financial Services, Inc.’s directors and executive officers is available in John Hancock Financial Services, Inc.’s proxy statement for its 2003 annual meeting of stockholders, which was filed with the SEC on March 20, 2003, and information regarding Manulife Financial Corporation’ directors and executive officers is available in Manulife Financial Corporation’s annual report on Form 40-F for the year ended December 31, 2002 and its notice of annual meeting and proxy circular for its 2003 annual meeting, which was filed with the SEC on March 31, 2003. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.